EXHIBIT 10.18

                                                    LOAN MODIFICATION AGREEMENT


         This agreement amends the Promissory Note dated September 30, 1996 ("Note") executed by SEMITOOL, INC ("Borrower") in favor of Bank of America National Trust and Savings Association, doing business as Seafirst Bank ("Bank"), regarding a loan in the maximum principal amount of $15,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

         1. Payments. Beginning on the 31st day of October, 1997, Borrower shall make monthly interest-only payments equal to all accrued interest under the Note, with all other payment-related provisions of the Note remaining unchanged.

         2. Maturity Date. The maturity date of the Note is changed to December 31, 1999. Bank's commitment to make advances to Borrower under its line of credit is also extended to December 31, 1999.

         3. Other Terms. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

     4. Commitment Fee. A Commitment fee of .125 percentage points of the unused portion of the commitment shall be collected quarterly.

         DATED SEPTEMBER 29, 1997.


Bank:                                          Borrower:

SEAFIRST BANK                                  SEMITOOL, INC

By     /s/Joe Poole                            By: /s/Raymon F. Thompson
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Title    VP                                       Raymon F. Thompson, President